UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2015

AmREIT MONTHLY INCOME & GROWTH FUND III, LTD.

(Exact name of registrant as specified in its charter)

Texas	000-52619	20-2964630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000 Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (713) 850-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 10, 2015, the consent solicitation of the holders of units of limited partner interest (“Units”) in AmREIT Monthly Income & Growth Fund III, Ltd. (the “Company”) related to the Proposed Transactions (as defined below) expired, each of which was approved by the Company’s unitholders. The transactions relate to the Company’s sale to its affiliate Edens Investment Trust (or to an affiliate thereof) of the Company’s (i) 50% interest in the shopping center property known as Casa Linda, (ii) 20% interest in the shopping center property known as Preston Towne Crossing and (iii) 20% interest in the shopping center property known as Berkeley Square (collectively, the “Proposed Transactions”), which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on September 28, 2015. Holders of 1,509 Units responded to the consent solicitation, with holders of 1,468 Units consenting to the proposed transaction and holders of 41 Units withholding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmREIT Monthly Income & Growth Fund III, Ltd.

By:	AmREIT Monthly Income & Growth III Corporation, its General Partner

Dated: November 12, 2015	By:	/s/ Chad C. Braun
Chad C. Braun Vice President